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                     [LETTERHEAD OF PANNELL KERR FORSTER]





                                 CONSENT OF
                       INDEPENDENT PUBLIC ACCOUNTANT


We consent to the use in the Form SB-2 of TrueVision International, Inc. and Subsidiary of our report dated May 24, 1999, relating to the consolidated financial statements of TrueVision International, Inc. and Subsidiary, and to the reference to us under the heading "Experts" in such registration statement.



                                                 /s/ Pannell Kerr Forster
                                                 ----------------------------
San Diego, California                            PANNELL KERR FORSTER
September 9, 1999                                Certified Public Accountants
                                                 A Professional Corporation